Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of VBI Vaccines Inc. of our report dated March 20, 2015, on our audit of the consolidated financial statements of VBI Vaccines Inc. and subsidiaries as of December 31, 2014, and for the year then ended, appearing in the Annual Report on Form 10-K of VBI Vaccines Inc. for the year ended December 31, 2014.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

May 4, 2015

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